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                                                                     EXHIBIT 5.2


INTERNAL REVENUE SERVICE                           DEPARTMENT OF TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY  11202
                                           Employer Identification Number
Date:  July 28, 1994                               04-2103460
                                           File Folder Number:
                                                   043000441
UNIFIRST CORPORATION                       Person to Contact:
C/O GEORGE L. CHIMENTO                             MARC TESLER
MINTZ LEVIN                                Contact Telephone Number:
ONE FINANCIAL CENTER                               (718) 488-2254
BOSTON, MA  02111                          Plan Name:
                                                   UNIFIRST CORPORATION PROFIT
                                                   SHARING PLAN
                                           Plan Number:  001

Dear Applicant:

         We have made a favorable determination on you plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401- 1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of the design-based safe harbor described in the regulations.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

         This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are

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UNIFIRST CORPORATION



currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

         This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter."

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                   Sincerely yours,

                                                   /S/  Herbert J. Huff
                                                   Herbert J. Huff
                                                   District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefits Plans
Addendum





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                                       -3-
UNIFIRST CORPORATION



This determination letter is extended to cover the following corporations:
  Texas Industrial Services, Inc.
  Interstate Uniform Manufacturing of Puerto Rico, Inc.
  Interstate Nuclear Services Corp.